PROFIRE ENERGY REPORTS RECORD FINANCIAL RESULTS FOR FISCAL FIRST QUARTER OF 2015

Fiscal First Quarter of 2015 Revenues up 83% to Record $13.1 Million, Driving Net Income of $0.05 per Share

LINDON, Utah, August 14, 2014 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner management systems and other combustion technologies for the oil and gas industry, reported financial results for its fiscal first quarter ended June 30, 2014.

Fiscal Q1 2015 Highlights vs. Same Year-ago Quarter

•	Total revenues increased 83% to record $13.1 million.
•	Net income increased 38% to $2.2 million or $0.05 per share.
•	Extended product line with launch of proprietary valve-actuator.
•	Opened new service center in Victoria, Texas, and upgraded Pennsylvania satellite office to a service center.
•	Began testing a service-based, recurring-revenue model.
•	Expanded sales team, now totaling over 20.
•	PFIE added to Russell 2000®, Russell 3000®, and Russell Microcap® Indices.

Fiscal Q1 2015 Financial Results
Total revenues in the fiscal first quarter of 2015 increased 83% to a record $13.1 million from $7.2 million in the same year-ago quarter. The increase in revenues was primarily due to improved sales execution, and increased efficacy in a number of growing sales territories, including Texas, Colorado, and Pennsylvania. The increase is in part driven by leveraging new service personnel, as well as the expansion of existing sales and service territories.

Gross profit increased to $7.4 million or 57% of total revenues, compared to $4.2 million or 58% of total revenues in the year-ago quarter.

Total operating expenses increased to $4.0 million or 31% of total revenues from $1.8 million or 26% of total revenues in the same year-ago quarter. The increase in operating expenses was primarily due to expansion and opening of offices throughout the U.S., purchase of equipment for the Company’s expanding service team, and hiring of additional personnel, particularly in the Utah, Texas and Pennsylvania offices—ultimately to support long-term sales growth. The increase in total operating expenses was also driven by increased non-cash stock option expense, as well as increased research and development expense to support the introduction of the Company’s next generation burner management systems and other products.

Net income increased 38% to $2.2 million or $0.05 per share, compared to net income of $1.6 million or $0.04 per share in the same year-ago quarter

Cash and cash equivalents totaled $4.5 million at June 30, 2014, as compared to $1.7 in the comparable prior-year period. Subsequent to the fiscal first quarter of 2015, the Company completed an equity raise for gross proceeds of $18.0 million.

Management Commentary
“Our record first quarter reflects the expansion of our sales and service teams in the U.S., along with a new sales office in Pennsylvania and service center in Texas,” said Brenton Hatch, Chief Executive Officer of Profire Energy. “Also during the quarter, we began testing a new service program designed to generate recurring revenue, and also expanded our product line with the launch of a proprietary valve-actuator.

“The test program intends to offer a compelling value to the oil and gas service industry by regularly deploying our service teams throughout the year to help ensure our customers’ burners are operating optimally when using our latest burner management technology. The program includes calculating customer-specific savings derived from the use of Profire’s products and services, to help illustrate Profire’s value to the customer. We are already beginning to experience increasing service revenues as a result of leveraging new service personnel and expansion of new service territories, such as in Utah, Texas, and Pennsylvania, and hope to couple that expanding team with a growing line of service-products in the coming months.”

Andrew Limpert, the Company’s Chief Financial Officer, spoke to the general success of BMS in the industry:

“In many markets we are continuing to see growing adoption of burner management systems, primarily driven by their unique capability to make oil and gas production safer, more efficient, and more compliant with changing industry regulations,” said Limpert. “While Canada has had BMS-related regulation for years, the U.S. is just beginning to catch up. In fact, we are experiencing strong growth and expansion in Colorado with the state’s recently passed mandate for the use of ‘auto igniters.’ With the industry growth in the U.S.—recently demonstrated by becoming not only the world’s leading producer of gas, but also the leading producer of oil—we are confident in our market opportunities in coming years.

“Our systems not only auto-ignite, but also manage oilfield flames, providing temperature regulation and remote-monitoring capabilities. We also provide other combustion-related solutions to address challenging industry problems, as demonstrated by the recent introduction of our flare-stack igniter. By offering a portfolio of related, complementary products—with an experienced, strong service team behind them—we can more comprehensively understand and meet the industry’s needs. Our investment in—and management for—long-term stakeholder value creation will continue to be our key focus as an industry leader.

“As we look forward to the rest of the fiscal year, we plan to continue expanding our marketing, sales and service teams. The completed expansion of our Lindon, Utah warehouse in the fall will add increased efficiency and scalability to the delivery of our products. Supported by the growing industry demand for burner management systems, we expect these efforts to lead to another year of significant top- and bottom-line growth.”

Fiscal 2015 Outlook
As previously reported, Profire Energy currently expects fiscal 2015 total revenues to range between $46 million and $48 million, which represents an increase of 30% to 36% from the prior year. The Company also expects net income to range between $7 million and $9 million, which represents an increase of 25% to 61% from the prior year.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Victoria, Texas; Oklahoma City, Oklahoma; Tioga, Pennsylvania; and Edmonton, Alberta, Canada.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding its sales, marketing, and operational advancements/expansions, including, but not limited to, the continuation of increased sales efficacy or execution in any number of areas; the increased leveraging of personnel; the intention or success of the Company’s efforts to sustain long-term sales growth or the introduction of the Company’s next-generation of burner management systems and other products; the reflection of the first quarter on the expansion of the sales and/or service teams in the US, or the opening of any offices; the success of—or value provided by—the Company’s test program to generate recurring-revenues, and the intent to pursue, the features of, or efficacy of the test program; the Company’s hope to grow its line of service-products, or combine such with any other sales or service strategy; the adoption—or the Company’s assessment of such—of burner management systems throughout certain markets; the Company’s assessment of the regulations related to its industry or products; the relative position of the US in oil- or gas-production, or maintenance of the same; the Company’s plans to continue expanding its marketing, sales, and service teams; the expectation that the Company’s warehouse completion will add enhanced efficiency and scalability to the delivery of the Company’s products; or the Company’s expectation to realize another year of significant top- or bottom-line growth . Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:

Profire Energy, Inc.
Andrew Limpert, CFO
(801) 796-5127

Profire Energy, Inc.
Nathan McBride, VP Strategy & Finance
(801) 796-5127

Liolios Group, Inc.
Ron Both, Senior Managing Director
(949) 574-3860
PFIE@liolios.com

PROFIRE ENERGY, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets

	June 30,	March 31,
	2014	2014
ASSETS	(Unaudited)
CURRENT ASSETS

Cash and cash equivalents	$4,570,088	$4,456,674
Accounts receivable, net	12,036,286	8,873,471
Inventories	6,860,755	6,579,858
Deferred tax asset	500,186	420,978
Prepaid expenses	55,804	32,263

Total Current Assets	24,023,119	20,363,244

PROPERTY AND EQUIPMENT, net	5,398,904	4,385,881

TOTAL ASSETS	$29,422,023	$24,749,125

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$1,890,021	$1,461,138
Accrued liabilities	212,066	193,727
Deferred income tax liability	99,107	107,857
Income taxes payable	2,892,183	1,605,133

Total Current Liabilities	5,093,377	3,367,855

TOTAL LIABILITIES	5,093,377	3,367,855

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 48,024,543 and 47,836,543 shares issued and outstanding, respectively	48,024	47,836
Additional paid-in capital	6,927,026	6,496,980
Accumulated other comprehensive income	65,385	(231,051)
Retained earnings	17,288,211	15,067,505

Total Stockholders' Equity	24,328,646	21,381,270

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,422,023	$24,749,125

The accompanying notes are a integral part of these condensed consolidated financials statements.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Other Comprehensive Income
(Unaudited)

	For the Three Months Ended
	June 30,
	2014	2013
REVENUES
Sales of goods, net	$12,316,512	$6,838,961
Sales of services, net	828,322	342,619
Total Revenues	13,144,834	7,181,580

COST OF SALES
Cost of goods sold-product	5,067,627	2,724,480
Cost of goods sold-services	640,107	268,197
Total Cost of Goods Sold	5,707,734	2,992,677

GROSS PROFIT	7,437,100	4,188,903

OPERATING EXPENSES
General and administrative expenses	2,409,069	839,123
Research and development	271,227	95,930
Payroll expenses	1,265,699	835,076
Depreciation expense	124,715	61,328

Total Operating Expenses	4,070,710	1,831,457

INCOME FROM OPERATIONS	3,366,390	2,357,446

OTHER INCOME (EXPENSE)
Interest expense	-	(10,467)
Rental income	3,121	615
Interest income	237	801

Total Other Income (Expense)	3,358	(9,051)

NET INCOME BEFORE INCOME TAXES	3,369,748	2,348,395

INCOME TAX EXPENSE	1,149,042	734,411

NET INCOME	$2,220,706	$1,613,984

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)	$296,436	$(110,033)

TOTAL COMPREHENSIVE INCOME	$2,517,142	$1,503,951

BASIC EARNINGS PER SHARE	$0.05	$0.04

FULLY DILUTED EARNINGS PER SHARE	$0.05	$0.04

BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	47,922,059	45,250,000

FULLY DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	48,579,418	45,727,737

The accompanying notes are a integral part of these condensed consolidated financials statements.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the Three Months Ended
	June 30,
	2014	2013
OPERATING ACTIVITIES

Net Income	$2,220,706	$1,613,984
Adjustments to reconcile net income to 0net cash provided by operating activities:
Depreciation expense	182,392	81,771
Stock options issued for services	351,364	63,427
Changes in operating assets and liabilities:
Changes in accounts receivable	(3,071,142)	(170,636)
Changes in inventories	(187,668)	(1,110,448)
Changes in prepaid expenses	(23,461)	(27,070)
Changes in deferred tax asset	(79,208)	-
Changes in accounts payable and accrued liabilities	428,360	(104,699)
Changes in income taxes payable	1,246,558	612,273

Net Cash Provided by Operating Activities	1,067,901	958,602

INVESTING ACTIVITIES

Purchase of fixed assets	(1,147,274)	(33,150)

Net Cash Used in Investing Activities	(1,147,274)	(33,150)

FINANCING ACTIVITIES
Stock issued in exercise of stock options	78,870	-

Net Cash Provided by Financing Activities	78,870	-

Effect of exchange rate changes on cash	113,917	56,929

NET INCREASE IN CASH	113,414	982,381
CASH AT BEGINNING OF PERIOD	4,456,674	808,772

CASH AT END OF PERIOD	$4,570,088	$1,791,153

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$10,467
Income taxes	$(138,008)	$114,762

The accompanying notes are an integral part of these condensed consolidated financial statements.